UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 14, 2017

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan		49022-2692
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In June 2017, Whirlpool Corporation (the “Company”) reported that Jeff M. Fettig, Chairman and Chief Executive Officer, will step down as Chief Executive Officer, effective September 30, 2017, and that Marc R. Bitzer, the Company’s President and Chief Operating Officer, will succeed Mr. Fettig as Chief Executive Officer, effective October 1, 2017 (the “Effective Date”).  The Company also reported that following the Effective Date, Mr. Fettig will remain an employee of the Company and Chairman of its Board of Directors.  In addition to leading the Board of Directors, Mr. Fettig will play a critical role in the CEO transition process, including providing advice and support to the CEO, advising on Company strategy, completing specific initiatives, supporting investor relations, and mentoring key senior leaders.

On August 14, 2017, the Human Resources Committee of the Board of Directors (the “Committee”) determined that in connection with his new position, effective as of the Effective Date, Mr. Bitzer will receive (i) an annual base salary of $1,250,000 and (ii) an annual cash incentive target as 150% of base salary.  In addition, beginning with Mr. Bitzer’s 2018 long-term incentive grant, Mr. Bitzer’s annual long-term incentive target will be 700% of base salary.
Also on August 14, 2017, the Committee determined that in connection with his continued position as Chairman of the Board and transition role, effective as of January 1, 2018, Mr. Fettig will receive (i) an annual base salary of $1,050,000 and (ii) an annual cash incentive target as 140% of base salary.  In addition, beginning with Mr. Fettig’s 2018 long-term incentive grant, Mr. Fettig’s annual long-term incentive target will be 600% of base salary.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: August 18, 2017	By:	/s/ BRIDGET K. QUINN
	Name:	Bridget K. Quinn
	Title:	Corporate Secretary and Group Counsel